UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2009

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CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)
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PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 STATE ROAD, BENSALEM, PA (Address of principal executive offices)	19020 (Zip Code)

Registrant’s telephone number, including area code: (215) 245-9100

NOT APPLICABLE
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23 2009 Charming Shoppes, Inc. (the “Company”) made annual grants of time-based stock appreciation rights (“SARs”) with respect to the Company’s common stock to its executive officers, including certain named executive officers.  The base price of the SARs is $1.57 per share, which is equal to the closing price of the Company’s common stock on March 23, 2009.

The SARs awards granted were as follows: Joseph Baron, 165,000 SARs; James Bloise, 100,000 SARs; Eric Specter, 250,000 SARs; and Colin Stern, 125,000 SARs.  The SARs granted will vest in three installments as to 40%, 30% and 30% of the SARs granted beginning on the second, third and fourth anniversaries of the grant date, respectively, subject only to the executive’s continued employment with the Company.  Vesting of the SAR awards may be accelerated in full or in part under certain circumstances more fully described in the Form of Stock Appreciation Rights Agreement which is included as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

On March 26, 2009, the Compensation Committee (the “Compensation Committee”) of our Board of Directors (the “Board”) approved the annual performance measures and annual incentive opportunities for the fiscal year ended January 30, 2010 for the following Executive Officers, who are expected to be named in our 2009 Proxy Statement (the “Executive Officers”):

Joseph M. Baron
James Bloise
Eric M. Specter
Colin D. Stern

Such incentive opportunities were established under our 2003 Incentive Compensation Plan (the “Incentive Compensation Plan”) which was approved by our shareholders on June 2, 2003 and re-approved by our shareholders on June 26, 2008.  The level of target annual incentive opportunities available to the Executive Officers is 50% of salary and are determined upon the achievement of a pre-set target consolidated corporate operating earnings goal that was approved by the Compensation Committee.

The Compensation Committee also approved a minimum level of performance based upon the achievement of a pre-set consolidated corporate operating earnings goal that would enable the Executive Officers to earn an incentive award equal to 50% of their target opportunity.  The Compensation Committee also approved an above-target performance level based upon the achievement of a pre-set consolidated corporate operating earnings goal that would enable the Executive Officers to earn twice their target opportunity.  A formula for interpolating payments for performance between minimum and target or between target and maximum levels is specified under the Incentive Compensation Plan.  No awards can be paid out under the Incentive Compensation Plan to a participant if the performance goals applicable to such participant do not reach the established minimum performance level.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Time-Based Stock Appreciation Rights Agreement for Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.

Date: March 27, 2009	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Time-Based Stock Appreciation Rights Agreement for Executive Officers